Exhibit 99.1
For Immediate Release
ORIGIN BANCORP, INC. REPORTS EARNINGS FOR FOURTH QUARTER AND 2023 FULL YEAR
RUSTON, Louisiana (January 24, 2024) - Origin Bancorp, Inc. (NYSE: OBK) (“Origin,” “we,” “our” or the “Company”), the holding company for Origin Bank (the “Bank”), today announced net income of $13.4 million, or $0.43 diluted earnings per share for the quarter ended December 31, 2023, compared to net income of $24.3 million, or $0.79 diluted earnings per share, for the quarter ended September 30, 2023. Adjusted pre-tax, pre-provision (“adjusted PTPP”)(1) earnings was $26.7 million for the quarter ended December 31, 2023, compared to $30.7 million for the linked quarter. Adjusted diluted earnings per common share(1) was $0.60 for the quarter ended December 31, 2023, compared to $0.71 for the linked quarter.
Net income for the year ended December 31, 2023, was $83.8 million, or $2.71 diluted earnings per share, representing a decrease of $0.57, or 17.4%, from diluted earnings per share of $3.28 for the year ended December 31, 2022. Adjusted PTPP earnings for the year ended December 31, 2023, was $125.5 million, representing a decrease of $13.1 million, or 9.4% from the year ended December 31, 2022. Adjusted diluted earnings per common share(1) was $2.64 for the year ended December 31, 2023, compared to $3.91 for the year ended December 31, 2022.
“The moves we made in 2023 and the initiatives that we continue to prioritize are all aimed at long-term profitable growth,” said Drake Mills, chairman, president and CEO of Origin Bancorp, Inc. “Our expansion into South Alabama and the Florida Panhandle, along with strengthening the balance sheet give me great confidence as we move into the new year. Our business model is built to last, and more importantly, one that is scalable as we look to continue our growth trajectory.”
(1) Adjusted PTPP earnings and adjusted diluted earnings per common share are non-GAAP financial measures, please see the last few pages of this document for a reconciliation of these alternative financial measures to their comparable GAAP measures.
Financial Highlights
•Total loans held for investment (“LHFI”) were $7.66 billion at December 31, 2023, reflecting an increase of $92.9 million, or 1.2%, compared to September 30, 2023. LHFI, excluding mortgage warehouse lines of credit (“MW LOC”), were $7.33 billion at December 31, 2023, reflecting an increase of $49.2 million, or 0.7%, compared to September 30, 2023.
•Total deposits were $8.25 billion at December 31, 2023, reflecting a decrease of $123.4 million, or 1.5%, compared to September 30, 2023. Deposits, excluding brokered deposits, were $7.81 billion reflecting an increase of $100.9 million, or 1.3%, compared to September 30, 2023.
•Provision for credit losses was $2.7 million for the quarter ended December 31, 2023, compared to $3.5 million for the linked quarter. The allowance for loan credit losses (“ALCL”) to nonperforming LHFI was 321.66% at December 31, 2023, compared to 301.12% at September 30, 2023.
•Loans held for investment (“LHFI”), excluding MW LOC, to deposits were 88.8% at December 31, 2023, compared to 87.0% at September 30, 2023. Cash and liquid securities as a percentage of total assets was 10.9% at December 31, 2023, compared to 11.6% at September 30, 2023.
•Book value per common share was $34.30 at December 31, 2023, reflecting an increase of $1.98, or 6.1%, compared to the linked quarter. Tangible book value per common share(1) was $28.68 at December 31, 2023, reflecting an increase of $1.90, or 7.1%, compared to the linked quarter.
•During December 2023, we sold $78.9 million of available-for-sale investment securities at a loss of $4.6 million, in order to build liquidity to support loan growth, including loan growth our new Southeast market, which negatively impacted our diluted EPS by $0.12 for the quarter ended December 31, 2023.

•At December 31, 2023, and September 30, 2023, Company level common equity Tier 1 capital to risk-weighted assets was 11.83%, and 11.46%, respectively, the Tier 1 leverage ratio was 10.50% and 10.00%, respectively, and the total capital ratio was 15.02% and 14.61%, respectively. Tangible common equity to tangible assets(1) was 9.31% at December 31, 2023, compared to 8.66% at September 30, 2023.
•Entered our new Southeast market with two loan production offices with an expected staffing of eight experienced lenders and their support personnel located in Mobile, Alabama and Fort Walton Beach, Florida.
(1) Tangible book value per common share is a non-GAAP financial measure. Please see the last few pages of this document for a reconciliation of this alternative financial measure to its comparable GAAP measure.
Results of Operations for the Three Months Ended December 31, 2023
Net Interest Income and Net Interest Margin
Net interest income for the quarter ended December 31, 2023, was $73.0 million, a decrease of $1.1 million, or 1.5%, compared to the linked quarter, primarily due to a $1.2 million increase in total interest expense. Increases in interest rates drove a $3.9 million increase in total deposit interest expense, which was partially offset by a $2.9 million decrease in interest expense paid on FHLB advances and other borrowings due to lower average balances during the current quarter compared to the linked quarter.
Increases in interest rates on LHFI drove a $2.4 million increase in interest income and increases in average LHFI principal balances, excluding MW LOC, drove interest income higher by $2.0 million during the current quarter compared to the linked quarter. These increases in interest income were offset by a decrease of $1.9 million in interest income earned on MW LOC due to lower average balances during the current quarter compared to the linked quarter. Lower average balances of investment securities drove a $1.5 million decline in interest income earned on investment securities during the current quarter compared to the linked quarter, in part due to the sale of $181.9 million and $78.9 million in investment securities late in the third quarter of 2023 and during December 2023, respectively, as described in further detail below.
The Federal Reserve Board sets various benchmark rates, including the Federal Funds rate, and thereby influences the general market rates of interest, including the loan and deposit rates offered by financial institutions. On March 17, 2022, the Federal Reserve began an aggressive campaign to combat inflation with its first target rate range increase to 0.25% to 0.50%. Subsequently, it increased the target range six more times during 2022 and four more times during 2023, with the most recent and current Federal Funds target rate range being set on July 26, 2023, at 5.25% to 5.50%. By December 31, 2023, the Federal Funds target rate range had increased 525 basis points from March 17, 2022, and in order to remain competitive as market interest rates increased, we increased interest rates paid on our deposits. Recently, Federal Reserve Board chairman, Jerome Powell, has indicated that the Federal Funds rate may be at or near its peak.
The average rate on interest-bearing deposits increased to 3.71% for the quarter ended December 31, 2023, compared to 3.47% for the quarter ended September 30, 2023. The average savings and interest-bearing transaction account balances increased $56.4 million to $4.78 billion for the quarter ended December 31, 2023, from $4.73 billion for the linked quarter, primarily due to a $69.6 million increase in average money market deposit balances. Average balances in FHLB advances and other borrowings decreased to $22.6 million for the quarter ended December 31, 2023, compared to $230.8 million for the linked quarter, primarily due to the repayment of short-term advances during the linked quarter.
The yield on LHFI was 6.46% for the quarter ended December 31, 2023, an increase of 11 basis points from 6.35% for the quarter ended September 30, 2023. Higher interest rates and increases in average loan balances on real estate loans drove a $1.6 million and $1.3 million increase in interest income earned on LHFI, respectively, offset by a $1.9 million decline in interest income due to lower MW LOC loan balances during the current quarter. Average MW LOC loan balances declined to $269.2 million for the quarter ended December 31, 2023, compared to $376.3 million for the linked quarter, however MW LOC ending loan balances increased late in the current quarter to $330.0 million at December 31, 2023, from $286.3 million at September 30, 2023.

The fully tax-equivalent net interest margin (“NIM-FTE”) has been impacted by margin compression over the previous four quarters as rates on interest-bearing liabilities rose faster than yields on interest-earning assets when compared to the rates and yields in the comparable linked quarters. The quarter ended December 31, 2023, was the first quarter since the quarter ended September 30, 2022, that the yield on interest-earnings assets increased by more than the rate on interest-bearing liabilities when compared to the linked quarter. The yield earned on interest-earning assets for the quarter ended December 31, 2023, was 5.86%, an increase of 17 and 90 basis points compared to the linked quarter and the prior year same quarter, respectively. The average rate paid on total interest-bearing liabilities for the quarter ended December 31, 2023, was 3.75%, representing a 16 and a 196 basis point increase compared to the linked quarter and the prior year same quarter, respectively. The NIM-FTE was 3.19% for the quarter ended December 31, 2023, representing a five basis point increase and a 62 basis point decrease compared to the linked quarter and the prior year same quarter, respectively. There was a minimal impact to the NIM-FTE as a result of accretion income due to the BT Holdings, Inc. (“BTH”) merger for the current and linked quarter, and an eight basis points increase for the quarter ended December 31, 2022.
During the month ended December 31, 2023, we sold available for sale investment securities with a book value of $78.9 million and realized a loss of $4.6 million. We intend to use the proceeds in order to support loan growth in our markets, including our new Southeast market; however, in the interim, the proceeds will be held in interest-earning deposit accounts at other banks with an estimated annual yield of 5.4%. Due to the timing of this transaction, the sale positively impacted our NIM-FTE by one basis point for the quarter ended December 31, 2023. While the associated loss resulted in a $0.12 negative impact to diluted EPS for the quarter ended December 31, 2023, the difference between the relatively low yield on the securities sold and the higher yield of either interest-earning deposits in banks and new loan originations as we deploy proceeds was an attractive trade-off. Depending on how long it takes to deploy from cash to loans, we estimate an annualized positive forward impact to NIM-FTE of three to five basis points, an estimated annualized forward diluted EPS benefit of approximately $0.06 to $0.11, and an estimated earn-back period of 1.9 to 1.1 years. The metrics above used the estimated annualized tax-effected net interest income generated in excess of the weighted average tax-effected yield of 2.04% on the securities sold compared to an estimated interest yield of 5.4% if the proceeds are invested in interest-earning deposits at other banks, or 7.7% if the proceeds are used to fund new loan production.
Credit Quality
The table below includes key credit quality information:

	At and For the Three Months Ended			Change	% Change
(Dollars in thousands, unaudited)	December 31, 2023	September 30, 2023	December 31, 2022	Linked Quarter	Linked Quarter
Past due LHFI	$26,043	$20,347	$10,932	$5,696	28.0%
ALCL	96,868	95,177	87,161	1,691	1.8
Classified loans	80,545	64,021	74,203	16,524	25.8
Total nonperforming LHFI	30,115	31,608	9,940	(1,493)	(4.7)
Provision for credit losses	2,735	3,515	4,624	(780)	(22.2)
Net charge-offs	1,891	2,686	180	(795)	(29.6)
Credit quality ratios(1):
ALCL to nonperforming LHFI	321.66%	301.12%	876.87%	2054 bp	N/A
ALCL to total LHFI	1.26	1.26	1.23	0 bp	N/A
ALCL to total LHFI, adjusted(2)	1.31	1.30	1.28	1 bp	N/A
Nonperforming LHFI to LHFI	0.39	0.42	0.14	-3 bp	N/A
Net charge-offs to total average LHFI (annualized)	0.10	0.14	0.01	-4 bp	N/A
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(1)Please see the Loan Data schedule at the back of this document for additional information.
(2)The ALCL to total LHFI, adjusted, is calculated by excluding the ALCL for MW LOC loans from the total LHFI ALCL in the numerator and excluding the MW LOC loans from the LHFI in the denominator. Due to their low-risk profile, MW LOC loans require a disproportionately low allocation of the ALCL.
We recorded a credit loss provision of $2.7 million during the quarter ended December 31, 2023, compared to $3.5 million recorded during the linked quarter. The decrease is primarily due to the stable credit risk profile of our LHFI portfolio along with an $1.4 million increase in recoveries of loan losses experienced during the quarter ended December 31, 2023, compared to the linked quarter. Also contributing to the decrease in provision was a $827,000 release of provision on our securities portfolio during the quarter ended December 31, 2023.

The ALCL to nonperforming LHFI increased to 321.7% at December 31, 2023, compared to 301.1% at September 30, 2023, and nonperforming LHFI to LHFI decreased over the past quarter to 0.39% compared to 0.42% for the linked quarter. Quarterly net charge-offs decreased to $1.9 million from $2.7 million for the linked quarter, primarily due to a $1.2 million recovery on one commercial and industrial loan relationship in the current quarter, with no similar recovery during the linked quarter.
Noninterest Income
Noninterest income for the quarter ended December 31, 2023, was $8.2 million, a decrease of $9.9 million, or 54.8%, from the linked quarter. The decrease from the linked quarter was primarily driven by decreases of $11.0 million, $1.6 million and $997,000 in other noninterest income, mortgage banking revenue and insurance commission and fee income, partially offset by a decrease of $2.6 million in loss on the sale of securities.
The decrease in other noninterest income for the quarter ended December 31, 2023, compared to the linked quarter was primarily due to a $10.1 million positive valuation adjustment recorded on one of our non-marketable equity securities during the linked quarter, with no such valuation adjustment recorded during the current quarter.
The loss on the disposition of securities was due to the sale of available for sale investment securities with a current book value of $78.9 million, which realized a loss on sale of $4.6 million. We intend to use the proceeds in order to support loan growth in our markets, including our new Southeast market, as previously discussed. We also sold investment securities with a book value of $181.9 million late in the linked quarter and realized a loss on sale of $7.2 million.
The decline in mortgage banking revenue was primarily due to a $1.8 million impairment recorded during the quarter ended December 31, 2023, in conjunction with the planned sale of our mortgage servicing rights asset.
The $997,000 decrease in insurance commission and fee income was primarily attributable to a decline in property and casualty direct bill revenue as the linked quarter reflected several significant renewals, with the remainder of the decrease being driven by other seasonality factors.
Noninterest Expense
Noninterest expense for the quarter ended December 31, 2023, was $60.9 million, an increase of $2.2 million, or 3.8% from the linked quarter. The increase from the linked quarter was primarily due to a $1.3 million increase in salaries and employee benefits expense and several other less meaningful changes in noninterest expense line items.
The $1.3 million increase in salaries and employee benefits expense was primarily due to increases of $749,000 and $299,000 in medical self-insurance costs and nonrecurring fees primarily related to our new Southeast market, respectively.
Income Taxes
The effective tax rate was 23.5% during the quarter ended December 31, 2023, compared to 19.1% during the linked quarter primarily due to the tax impact of the favorable change in unrealized gain/loss on our portfolio of available for sale investment securities during the current quarter as well as an increase in stock compensation expense. The effective tax rate was 20.9% for the year ended December 31, 2023.
Financial Condition
Loans
•Total LHFI at December 31, 2023, were $7.66 billion, an increase of $92.9 million, or 1.2%, from $7.57 billion at September 30, 2023, and an increase of $570.9 million, or 8.1%, compared to December 31, 2022.
•MW LOC totaled $330.0 million at December 31, 2023, an increase of $43.7 million, or 15.3%, compared to the linked quarter and an increase of $45.1 million, or 15.8%, compared to December 31, 2022. Much of the current quarter growth in MW LOC occurred during the last few days of the quarter. Average MW LOCs declined $107.1 million during the quarter ended December 31, 2023, compared to the linked quarter.
•Residential real estate loans were $1.73 billion at December 31, 2023, an increase of $46.8 million, or 2.8%, from the linked quarter, contributing 50.4% of the total loan growth for the quarter ended December 31, 2023.

Securities
•Total securities at December 31, 2023, were $1.27 billion, a decrease of $36.3 million, or 2.8%, compared to the linked quarter and a decrease of $387.1 million, or 23.3%, compared to December 31, 2022.
•The decrease was primarily due to sales, maturities and calls, as well as normal principal payments. During the month ended December 31, 2023, we made a strategic decision to sell available for sale investment securities with a book value of $78.9 million and realized a loss of $4.6 million, the proceeds of which will be used to support loan growth in our markets, including our new Southeast market, as previously discussed.
•Accumulated other comprehensive loss, net of taxes, primarily associated with the available for sale (“AFS”) portfolio, was $121.0 million at December 31, 2023, an improvement of $51.7 million, or 29.9%, from the linked quarter.
•The weighted average effective duration for the total securities portfolio was 4.28 years as of December 31, 2023, compared to 4.49 years as of September 30, 2023.
Deposits
•Total deposits at December 31, 2023, were $8.25 billion, a decrease of $123.4 million, or 1.5%, compared to the linked quarter, and represented an increase of $475.4 million, or 6.1%, from December 31, 2022.
•The decrease in the current quarter compared to the linked quarter was primarily due to decreases of $224.2 million and $89.0 million in brokered time deposits and noninterest-bearing deposits, respectively. These reductions were partially offset by an increase of $127.6 million in interest-bearing demand deposits. Excluding brokered time deposits, total deposits increased 1.3% from the linked quarter. Noninterest-bearing deposits continued to be impacted by the higher interest rate environment, as we saw a continuation of the declining trend in noninterest-bearing deposit balances that began in the fourth quarter of 2022, although at a slower pace than prior periods.
•At December 31, 2023, noninterest-bearing deposits as a percentage of total deposits were 23.3%, compared to 24.0% and 31.9% at September 30, 2023, and December 31, 2022, respectively.
•Uninsured/uncollateralized deposits totaled $2.73 billion at December 31, 2023, compared to $2.75 billion at September 30, 2023, representing 33.1% and 32.8% of total deposits at December 31, 2023, and September 30, 2023, respectively.
Borrowings
•FHLB advances and other borrowings at December 31, 2023, were $83.6 million, an increase of $71.4 million compared to the linked quarter and represented a decrease of $555.6 million from December 31, 2022.

Stockholders’ Equity
•Stockholders’ equity was $1.06 billion at December 31, 2023, an increase of $64.0 million, or 6.4%, compared to $998.9 million at September 30, 2023, and an increase of $113.0 million, or 11.9%, compared to December 31, 2022.
•The increase in stockholders’ equity from the linked quarter is primarily due to a decrease in accumulated other comprehensive loss, net of tax, of $51.7 million and net income of $13.4 million, partially offset by dividends declared of $4.7 million during the current quarter.
Conference Call
Origin will hold a conference call to discuss its fourth quarter and 2023 full year results on Thursday, January 25, 2024, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). To participate in the live conference call, please dial +1 (929) 272-1574 (U.S. Local / International 1); +1 (857) 999-3259 (U.S. Local / International 2); +1 (800) 528-1066 (U.S. Toll Free), enter Conference ID: 48784 and request to be joined into the Origin Bancorp, Inc. (OBK) call. A simultaneous audio-only webcast may be accessed via Origin’s website at www.origin.bank under the investor relations, News & Events, Events & Presentations link or directly by visiting https://dealroadshow.com/e/ORIGINQ423.

If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Origin’s website at www.origin.bank, under Investor Relations, News & Events, Events & Presentations.

About Origin
Origin Bancorp, Inc. is a financial holding company headquartered in Ruston, Louisiana. Origin’s wholly owned bank subsidiary, Origin Bank, was founded in 1912 in Choudrant, Louisiana. Deeply rooted in Origin’s history is a culture committed to providing personalized, relationship banking to businesses, municipalities, and personal clients to enrich the lives of the people in the communities it serves. Origin provides a broad range of financial services and currently has over 60 locations from Dallas/Fort Worth, East Texas and Houston, across North Louisiana and into Mississippi. For more information, visit www.origin.bank.

Non-GAAP Financial Measures
Origin reports its results in accordance with generally accepted accounting principles in the United States of America ("GAAP"). However, management believes that certain supplemental non-GAAP financial measures may provide meaningful information to investors that is useful in understanding Origin's results of operations and underlying trends in its business. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Origin's reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this release: adjusted net income, adjusted PTPP earnings, adjusted diluted EPS, adjusted NIM-FTE, adjusted ROAA, adjusted PTPP ROAA, adjusted ROAE, adjusted PTPP ROAE, tangible book value per common share, adjusted tangible book value per common share, tangible common equity to tangible assets, ROATCE, adjusted ROATCE and adjusted efficiency ratio.
Please see the last few pages of this release for reconciliations of non-GAAP measures to the most directly comparable financial measures calculated in accordance with GAAP.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding Origin’s future financial performance, business and growth strategies, projected plans and objectives, and any expected purchases of its outstanding common stock, and related transactions and other projections based on macroeconomic and industry trends, including changes to interest rates by the Federal Reserve and the resulting impact on Origin’s results of operations, estimated forbearance amounts and expectations regarding the Company’s liquidity, including in connection with advances obtained from the FHLB, which are all subject to change and may be inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such changes may be material. Such forward-looking statements are based on various facts and derived utilizing important assumptions and current expectations, estimates and projections about Origin and its subsidiaries, any of which may change over time and some of which may be beyond Origin’s control. Statements or statistics preceded by, followed by or that otherwise include the words “assumes,” “anticipates,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,” “projects,” and similar expressions or future or conditional verbs such as “could,” “may,” “might,” “should,” “will,” and “would” and variations of such terms are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain factors that could affect Origin’s future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; the impact of current and future economic conditions generally and in the financial services industry, nationally and within Origin’s primary market areas, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers and changes to customer and client behavior as a result of the foregoing; potential reductions in benchmark interest rates and the resulting impacts on net interest income; deterioration of Origin’s asset quality; factors that can impact the performance of Origin’s loan portfolio, including real estate values and liquidity in Origin’s primary market areas; the financial health of Origin’s commercial borrowers and the success of construction projects that Origin finances; changes in the value of collateral securing Origin’s loans; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; Origin’s ability to anticipate interest rate changes and manage interest rate risk, (including the impact of higher interest rates on macroeconomic conditions, competition, and the cost of doing business); the effectiveness of Origin’s risk management framework and quantitative models; Origin’s inability to receive dividends from Origin Bank and to service debt, pay dividends to Origin’s common stockholders, repurchase Origin’s shares of common stock and satisfy obligations as they become due; the impact of labor pressures; changes in Origin’s operation or expansion strategy or Origin’s ability to prudently manage its growth and execute its strategy; changes in management personnel; Origin’s ability to maintain important customer relationships, reputation or otherwise avoid liquidity risks; increasing costs as Origin grows deposits; operational risks associated with Origin’s business; volatility and direction of market interest rates; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; increased competition in the financial services industry, particularly from regional and national institutions, as well as from fintech companies; difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the market areas in which Origin operates and in which its loans are concentrated; an increase in unemployment levels and slowdowns in economic growth; Origin’s level of nonperforming assets and the costs associated with resolving any problem loans including litigation and other costs; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial loans in Origin’s loan portfolio; changes in laws, rules, regulations, interpretations or policies relating to financial institutions, and potential expenses associated with complying with such regulations; periodic changes to the extensive body of accounting rules and best practices; further government intervention in the U.S. financial system; a deterioration of the credit rating for U.S. long-term sovereign debt or actions that the U.S. government may take to avoid exceeding the debt ceiling; a potential U.S. federal government shutdown and the resulting impacts; compliance with governmental and regulatory requirements, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and others relating to banking, consumer protection, securities, and tax matters; Origin’s ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms, including continued access to the debt and equity capital markets; changes in the utility of Origin’s non-GAAP liquidity measurements and its underlying assumptions or estimates; possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies and similar organizations; natural disasters and adverse weather events, acts of terrorism, an outbreak of hostilities (including the impacts related to or resulting from Russia's military action in Ukraine or the conflict in Israel and surrounding areas, including the imposition of additional sanctions and export controls, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environments), regional or national protests and civil unrest (including any resulting branch closures or property damage), widespread illness or public health outbreaks or other international or domestic calamities, and other matters beyond Origin’s control; the impact of generative artificial intelligence; fraud or misconduct by internal or external actors, system failures, cybersecurity threats or security breaches and the cost of defending against them. For a discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Origin’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any updates to those sections set forth in Origin’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Origin’s underlying assumptions prove to be incorrect, actual results may differ materially from what Origin anticipates. Accordingly, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Origin does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
New risks and uncertainties arise from time to time, and it is not possible for Origin to predict those events or how they may affect Origin. In addition, Origin cannot assess the impact of each factor on Origin’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Origin or persons acting on Origin’s behalf may issue. Annualized, pro forma, adjusted, projected, and estimated numbers are used for illustrative purposes only, are not forecasts, and may not reflect actual results.
Contact:
Investor Relations
Chris Reigelman
318-497-3177
chris@origin.bank

Media Contact
Ryan Kilpatrick
318-232-7472
rkilpatrick@origin.bank

Origin Bancorp, Inc.
Selected Quarterly Financial Data
(Unaudited)

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

Income statement and share amounts	(Dollars in thousands, except per share amounts)
Net interest income	$72,989	$74,130	$75,291	$77,147	$84,749
Provision for credit losses	2,735	3,515	4,306	6,197	4,624
Noninterest income	8,196	18,119	15,636	16,384	13,429
Noninterest expense	60,906	58,663	58,887	56,760	57,254
Income before income tax expense	17,544	30,071	27,734	30,574	36,300
Income tax expense	4,119	5,758	5,974	6,272	6,822
Net income	$13,425	$24,313	$21,760	$24,302	$29,478
Adjusted net income(1)	$18,461	$22,004	$21,388	$24,188	$30,409
Adjusted PTPP earnings(1)	26,654	30,663	31,569	36,627	42,103
Basic earnings per common share	0.43	0.79	0.71	0.79	0.96
Diluted earnings per common share	0.43	0.79	0.70	0.79	0.95
Adjusted diluted earnings per common share(1)	0.60	0.71	0.69	0.78	0.99
Dividends declared per common share	0.15	0.15	0.15	0.15	0.15
Weighted average common shares outstanding - basic	30,898,941	30,856,649	30,791,397	30,742,902	30,674,389
Weighted average common shares outstanding - diluted	30,995,354	30,943,860	30,872,834	30,882,156	30,867,511

Balance sheet data
Total LHFI	$7,660,944	$7,568,063	$7,622,689	$7,375,823	$7,090,022
Total assets	9,722,584	9,733,303	10,165,163	10,358,516	9,686,067
Total deposits	8,251,125	8,374,488	8,490,043	8,174,310	7,775,702
Total stockholders’ equity	1,062,905	998,945	997,859	992,587	949,943

Performance metrics and capital ratios
Yield on LHFI	6.46%	6.35%	6.18%	6.03%	5.63%
Yield on interest-earnings assets	5.86	5.69	5.50	5.31	4.96
Cost of interest-bearing deposits	3.71	3.47	3.05	2.49	1.54
Cost of total deposits	2.84	2.61	2.26	1.75	1.02
NIM - fully tax equivalent ("FTE")	3.19	3.14	3.16	3.44	3.81
Adjusted NIM-FTE(2)	3.19	3.14	3.14	3.36	3.73
Return on average assets (annualized) ("ROAA")	0.55	0.96	0.86	1.01	1.23
Adjusted ROAA (annualized)(1)	0.75	0.87	0.84	1.00	1.27
Adjusted PTPP ROAA (annualized)(1)	1.08	1.21	1.24	1.52	1.75
Return on average stockholders’ equity (annualized) ("ROAE")	5.26	9.52	8.76	10.10	12.80
Adjusted ROAE (annualized)(1)	7.23	8.62	8.61	10.05	13.20
Adjusted PTPP ROAE (annualized)(1)	10.44	12.01	12.70	15.22	18.28
Book value per common share(3)	$34.30	$32.32	$32.33	$32.25	$30.90
Tangible book value per common share (1)(3)	28.68	26.78	26.71	26.53	25.09
Adjusted tangible book value per common share(1)	32.59	32.37	31.66	31.03	30.29
Return on average tangible common equity (annualized) ("ROATCE")(1)	6.36%	11.48%	10.62%	12.34%	16.00%
Adjusted return on average tangible common equity (annualized) ("adjusted ROATCE")(1)	8.74	10.39	10.44	12.29	16.50
Efficiency ratio(4)	75.02	63.59	64.76	60.69	58.32
Adjusted efficiency ratio(1)	66.43	62.71	61.17	58.64	53.06

Origin Bancorp, Inc.
Selected Quarterly Financial Data- Continued
(Unaudited)

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
	(Dollars in thousands, except per share amounts)
Common equity tier 1 to risk-weighted assets(5)	11.83%	11.46%	11.01%	11.08%	10.93%
Tier 1 capital to risk-weighted assets(5)	12.01	11.64	11.19	11.27	11.12
Total capital to risk-weighted assets(5)	15.02	14.61	14.11	14.30	14.23
Tier 1 leverage ratio(5)	10.50	10.00	9.65	9.79	9.66
__________________________

(1)Adjusted net income, adjusted PTPP earnings, adjusted diluted earnings per common share, adjusted ROAA, adjusted PTPP ROAA, adjusted ROAE, adjusted PTPP ROAE, tangible book value per common share, adjusted tangible book value per common share, ROATCE, adjusted ROATCE and adjusted efficiency ratio are either non-GAAP financial measures or use a non-GAAP contributor in the formula. For a reconciliation of these alternative financial measures to their comparable GAAP measures, please see the last few pages of this release.
(2)Adjusted NIM-FTE is a non-GAAP financial measure and is calculated by removing the $48,000, $38,000 net purchase accounting amortization for the quarters ended December 31, 2023 and September 30, 2023, respectively, and the $530,000, $1.7 million, and $1.9 million net purchase accounting accretion from the net interest income for the quarters ended June 30, 2023, March 31, 2023 and December 31, 2022, respectively.
(3)An increase in accumulated other comprehensive loss negatively impacted total stockholders' equity, tangible common equity, book value and tangible book value per common share primarily due to the movement of the short end of the yield curve and its impact on our investment portfolio.
(4)Calculated by dividing noninterest expense by the sum of net interest income plus noninterest income.
(5)December 31, 2023, ratios are estimated and calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve Board.

Origin Bancorp, Inc.
Selected Annual Financial Data
(Unaudited)

	Years Ended December 31,
(Dollars in thousands, except per share amounts)	2023	2022

Income statement and share amounts
Net interest income	$299,557	$275,278
Provision for credit losses	16,753	24,691
Noninterest income	58,335	57,274
Noninterest expense	235,216	200,419
Income before income tax expense	105,923	107,442
Income tax expense	22,123	19,727
Net income	$83,800	$87,715
Adjusted net income(1)	$81,603	$104,579
Adjusted PTPP earnings(1)	125,513	138,590
Basic earnings per common share	2.72	3.29
Diluted earnings per common share	2.71	3.28
Adjusted diluted earnings per common share(1)	2.64	3.91
Dividends declared per common share	0.60	0.58
Weighted average common shares outstanding - basic	30,822,993	26,627,476
Weighted average common shares outstanding - diluted	30,931,605	26,760,592

Performance metrics
Yield on LHFI	6.26%	4.81%
Yield on interest-earning assets	5.59	4.02
Cost of interest-bearing deposits	3.21	0.72
Cost of total deposits	2.38	0.47
NIM, FTE	3.23	3.42
Adjusted NIM-FTE(2)	3.21	3.38
ROAA	0.84	1.01
Adjusted ROAA(1)	0.82	1.20
Adjusted PTPP ROAA(1)	1.26	1.60
ROAE	8.38	10.81
Adjusted ROAE(1)	8.16	12.89
Adjusted PTPP ROAE(1)	12.55	17.08
ROATCE(1)	10.16	12.43
Adjusted ROATCE(1)	9.89	14.82
Efficiency ratio(3)	65.72	60.27
Adjusted efficiency ratio(1)	62.18	54.16
____________________________
(1)Adjusted net income, adjusted PTPP earnings, adjusted diluted earnings per common share, adjusted ROAA, adjusted PTPP ROAA, adjusted ROAE, adjusted PTPP ROAE, ROATCE, adjusted ROATCE and adjusted efficiency ratio are either non-GAAP financial measures or use a non-GAAP contributor in the formula. For a reconciliation of these alternative financial measures to their comparable GAAP measures, please see the last few pages of this release.
(2)Adjusted NIM-FTE is a non-GAAP financial measure and is calculated by removing the $2.1 million and $3.3 million million net purchase accounting accretion from the net interest income for the years ended December 31, 2023 and December 31, 2022, respectively.
(3)Calculated by dividing noninterest expense by the sum of net interest income plus noninterest income.

Origin Bancorp, Inc.
Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

Interest and dividend income	(Dollars in thousands, except per share amounts)
Interest and fees on loans	$123,673	$121,204	$115,442	$106,496	$99,178
Investment securities-taxable	7,024	8,194	8,303	8,161	7,765
Investment securities-nontaxable	1,124	1,281	1,283	1,410	2,128
Interest and dividend income on assets held in other financial institutions	3,664	4,772	7,286	4,074	2,225
Total interest and dividend income	135,485	135,451	132,314	120,141	111,296
Interest expense
Interest-bearing deposits	59,771	55,599	46,530	34,557	19,820
FHLB advances and other borrowings	220	3,207	7,951	5,880	4,208
Subordinated indebtedness	2,505	2,515	2,542	2,557	2,519
Total interest expense	62,496	61,321	57,023	42,994	26,547
Net interest income	72,989	74,130	75,291	77,147	84,749
Provision for credit losses	2,735	3,515	4,306	6,197	4,624
Net interest income after provision for credit losses	70,254	70,615	70,985	70,950	80,125
Noninterest income
Insurance commission and fee income	5,446	6,443	6,185	7,011	5,054
Service charges and fees	4,889	4,621	4,722	4,571	4,663
Mortgage banking revenue (loss)	(719)	892	1,402	1,781	1,201
Other fee income	1,015	944	970	942	1,132
Swap fee income	196	366	331	384	292
(Loss) gain on sales of securities, net	(4,606)	(7,173)	—	144	—
Limited partnership investment (loss) income	533	(425)	231	66	(230)
Gain (loss) on sales and disposals of other assets, net	67	45	(111)	63	34
Other income	1,375	12,406	1,906	1,422	1,283
Total noninterest income	8,196	18,119	15,636	16,384	13,429
Noninterest expense
Salaries and employee benefits	35,931	34,624	34,533	33,731	33,339
Occupancy and equipment, net	6,912	6,790	6,578	6,503	5,863
Data processing	3,062	2,775	2,837	2,916	2,868
Intangible asset amortization	2,259	2,264	2,552	2,553	2,554
Office and operations	2,947	2,868	2,716	2,303	2,277
Professional services	1,440	1,409	1,557	1,525	1,145
Loan-related expenses	1,094	1,220	1,256	1,465	1,676
Advertising and marketing	1,690	1,371	1,469	1,456	1,505
Electronic banking	1,103	1,384	1,216	1,009	1,058
Franchise tax expense	942	520	897	975	1,017
Regulatory assessments	1,860	1,913	1,732	951	1,242
Communications	346	390	407	384	434
Merger-related expense	—	—	—	—	1,179
Other expenses	1,320	1,135	1,137	989	1,097
Total noninterest expense	60,906	58,663	58,887	56,760	57,254
Income before income tax expense	17,544	30,071	27,734	30,574	36,300
Income tax expense	4,119	5,758	5,974	6,272	6,822
Net income	$13,425	$24,313	$21,760	$24,302	$29,478
Basic earnings per common share	$0.43	$0.79	$0.71	$0.79	$0.96
Diluted earnings per common share	0.43	0.79	0.70	0.79	0.95

Origin Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Assets
Cash and due from banks	$127,278	$141,705	$127,576	$117,309	$150,180
Interest-bearing deposits in banks	153,163	163,573	338,414	707,802	208,792
Total cash and cash equivalents	280,441	305,278	465,990	825,111	358,972
Securities:
AFS	1,253,631	1,290,839	1,535,702	1,591,334	1,641,484
Held to maturity, net of allowance for credit losses	11,615	10,790	11,234	11,191	11,275
Securities carried at fair value through income	6,808	6,772	6,106	6,413	6,368
Total securities	1,272,054	1,308,401	1,553,042	1,608,938	1,659,127
Non-marketable equity securities held in other financial institutions	55,190	63,842	58,446	77,036	67,378
Loans held for sale	16,852	14,944	15,198	29,143	49,957
Loans	7,660,944	7,568,063	7,622,689	7,375,823	7,090,022
Less: ALCL	96,868	95,177	94,353	92,008	87,161
Loans, net of ALCL	7,564,076	7,472,886	7,528,336	7,283,815	7,002,861
Premises and equipment, net	118,978	111,700	105,501	104,047	100,201
Mortgage servicing rights	15,637	19,189	19,086	18,261	20,824
Cash surrender value of bank-owned life insurance	39,905	39,688	39,467	39,253	39,040
Goodwill	128,679	128,679	128,679	128,679	128,679
Other intangible assets, net	45,452	42,460	44,724	47,277	49,829
Accrued interest receivable and other assets	185,320	226,236	206,694	196,956	209,199
Total assets	$9,722,584	$9,733,303	$10,165,163	$10,358,516	$9,686,067
Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$1,919,638	$2,008,671	$2,123,699	$2,247,782	$2,482,475
Interest-bearing deposits	4,918,597	4,728,263	4,738,460	4,779,023	4,505,940
Time deposits	967,901	968,352	949,975	857,537	781,880
Brokered time deposits	444,989	669,202	677,909	289,968	5,407
Total deposits	8,251,125	8,374,488	8,490,043	8,174,310	7,775,702
FHLB advances and other borrowings	83,598	12,213	342,861	875,502	639,230
Subordinated indebtedness	194,279	196,825	196,746	201,845	201,765
Accrued expenses and other liabilities	130,677	150,832	137,654	114,272	119,427
Total liabilities	8,659,679	8,734,358	9,167,304	9,365,929	8,736,124
Stockholders’ equity:
Common stock	154,931	154,534	154,331	153,904	153,733
Additional paid-in capital	528,578	525,434	524,302	522,124	520,669
Retained earnings	500,419	491,706	472,105	455,040	435,416
Accumulated other comprehensive loss	(121,023)	(172,729)	(152,879)	(138,481)	(159,875)
Total stockholders’ equity	1,062,905	998,945	997,859	992,587	949,943
Total liabilities and stockholders’ equity	$9,722,584	$9,733,303	$10,165,163	$10,358,516	$9,686,067

Origin Bancorp, Inc.
Loan Data
(Unaudited)

	At and For the Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

LHFI	(Dollars in thousands)
Owner occupied commercial real estate	$953,822	$932,109	$915,861	$855,887	$843,006
Non-owner occupied commercial real estate	1,488,912	1,503,782	1,512,303	1,529,513	1,461,672
Owner occupied construction/land/land development	256,658	252,168	259,984	252,617	265,838
Non-owner occupied construction/land/land development	813,567	824,588	762,255	696,009	679,787
Residential real estate - single family	1,373,696	1,338,382	1,284,955	1,231,022	1,173,316
Residential real estate - multi-family	361,239	349,787	348,703	357,469	304,222
Total real estate loans	5,247,894	5,200,816	5,084,061	4,922,517	4,727,841
Commercial and industrial	2,059,460	2,058,073	1,977,028	2,091,093	2,051,161
MW LOC	329,966	286,293	537,627	337,529	284,867
Consumer	23,624	22,881	23,973	24,684	26,153
Total LHFI	7,660,944	7,568,063	7,622,689	7,375,823	7,090,022
Less: ALCL	96,868	95,177	94,353	92,008	87,161
LHFI, net	$7,564,076	$7,472,886	$7,528,336	$7,283,815	$7,002,861

Nonperforming assets
Nonperforming LHFI
Commercial real estate	$786	$942	$3,510	$3,100	$526
Construction/land/land development	305	235	183	226	270
Residential real estate	13,037	13,236	16,345	8,969	7,712
Commercial and industrial	15,897	17,072	13,480	4,730	1,383
MW LOC	—	—	—	—	—
Consumer	90	123	91	53	49
Total nonperforming LHFI	30,115	31,608	33,609	17,078	9,940
Nonperforming loans held for sale	—	—	—	4,646	3,933
Total nonperforming loans	30,115	31,608	33,609	21,724	13,873
Repossessed assets	3,929	3,939	908	806	806
Total nonperforming assets	$34,044	$35,547	$34,517	$22,530	$14,679
Classified assets	$84,474	$67,960	$85,206	$86,975	$75,009
Past due LHFI(1)	26,043	20,347	19,836	11,498	10,932

Allowance for loan credit losses
Balance at beginning of period	$95,177	$94,353	$92,008	$87,161	$83,359
Provision for loan credit losses	3,582	3,510	4,264	6,158	3,982
Loans charged off	3,803	3,202	2,751	2,293	2,537
Loan recoveries	1,912	516	832	982	2,357
Net charge-offs	1,891	2,686	1,919	1,311	180
Balance at end of period	$96,868	$95,177	$94,353	$92,008	$87,161

Origin Bancorp, Inc.
Loan Data - Continued
(Unaudited)

	At and For the Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

Credit quality ratios	(Dollars in thousands)
Total nonperforming assets to total assets	0.35%	0.37%	0.34%	0.22%	0.15%
Total nonperforming loans to total loans	0.39	0.42	0.44	0.29	0.19
Nonperforming LHFI to LHFI	0.39	0.42	0.44	0.23	0.14
Past due LHFI to LHFI	0.34	0.27	0.26	0.16	0.15
ALCL to nonperforming LHFI	321.66	301.12	280.74	538.75	876.87
ALCL to total LHFI	1.26	1.26	1.24	1.25	1.23
ALCL to total LHFI, adjusted(2)	1.31	1.30	1.32	1.30	1.28
Net charge-offs to total average LHFI (annualized)	0.10	0.14	0.10	0.07	0.01
____________________________
(1)Past due LHFI are defined as loans 30 days or more past due.
(2)The ALCL to total LHFI, adjusted is calculated by excluding the ALCL for MW LOC loans from the total LHFI ALCL in the numerator and excluding the MW LOC loans from the LHFI in the denominator. Due to their low-risk profile, MW LOC loans require a disproportionately low allocation of the ALCL.

Origin Bancorp, Inc.
Average Balances and Yields/Rates
(Unaudited)

	Three Months Ended
	December 31, 2023		September 30, 2023		December 31, 2022
	Average Balance	Yield/Rate	Average Balance	Yield/Rate	Average Balance	Yield/Rate

Assets	(Dollars in thousands)
Commercial real estate	$2,438,653	5.79%	$2,428,969	5.73%	$2,205,219	5.07%
Construction/land/land development	1,068,243	7.16	1,044,180	7.04	916,697	6.01
Residential real estate	1,717,976	5.27	1,663,291	5.06	1,442,281	4.57
Commercial and industrial ("C&I")	2,062,418	7.71	2,024,675	7.62	2,053,473	6.74
MW LOC	269,195	7.68	376,275	7.21	322,658	5.75
Consumer	24,008	8.04	23,704	7.74	26,924	8.18
LHFI	7,580,493	6.46	7,561,094	6.35	6,967,252	5.63
Loans held for sale	11,971	5.80	11,829	5.81	28,842	5.39
Loans receivable	7,592,464	6.46	7,572,923	6.35	6,996,094	5.62
Investment securities-taxable	1,108,802	2.51	1,310,459	2.48	1,421,839	2.17
Investment securities-nontaxable	182,324	2.45	216,700	2.35	253,073	3.34
Non-marketable equity securities held in other financial institutions	63,360	3.98	58,421	6.47	63,321	3.68
Interest-bearing balances due from banks	218,833	5.49	279,383	5.42	175,138	3.71
Total interest-earning assets	9,165,783	5.86	9,437,886	5.69	8,909,465	4.96
Noninterest-earning assets(1)	588,064		597,678		621,078
Total assets	$9,753,847		$10,035,564		$9,530,543

Liabilities and Stockholders’ Equity
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$4,784,623	3.54%	$4,728,211	3.28%	$4,362,915	1.59%
Time deposits	1,603,049	4.24	1,626,935	4.04	753,526	1.22
Total interest-bearing deposits	6,387,672	3.71	6,355,146	3.47	5,116,441	1.54
FHLB advances and other borrowings	22,573	3.86	230,815	5.51	552,903	3.02
Subordinated indebtedness	196,741	5.05	196,792	5.07	201,731	4.95
Total interest-bearing liabilities	6,606,986	3.75	6,782,753	3.59	5,871,075	1.79
Noninterest-bearing liabilities
Noninterest-bearing deposits	1,972,995		2,088,183		2,593,321
Other liabilities(1)	160,580		151,716		152,297
Total liabilities	8,740,561		9,022,652		8,616,693
Stockholders’ Equity	1,013,286		1,012,912		913,850
Total liabilities and stockholders’ equity	$9,753,847		$10,035,564		$9,530,543
Net interest spread		2.11%		2.10%		3.17%
NIM		3.16		3.12		3.77
NIM-FTE(2)		3.19		3.14		3.81
Adjusted NIM-FTE(3)		3.19		3.14		3.73
____________________________
(1)Includes Government National Mortgage Association (“GNMA”) repurchase average balances of $25.9 million for the three months ended December 31, 2022. There were no GNMA average repurchase balances at either December 31, 2023, or September 30, 2023. The GNMA repurchase asset and liability are recorded as equal offsetting amounts in the consolidated balance sheets, with the asset included in Loans held for sale and the liability included in FHLB advances and other borrowings. During the quarter ended December 31, 2022, the Company entered into a contract to sell the servicing of these GNMA loans to a third party which closed during the quarter ended March 31, 2023.
(2)In order to present pre-tax income and resulting yields on tax-exempt investments comparable to those on taxable investments, a tax-equivalent adjustment has been computed. This adjustment also includes income tax credits received on Qualified School Construction Bonds.
(3)Adjusted NIM-FTE is a non-GAAP financial measure and is calculated by removing the $48,000 and $38,000 net purchase accounting amortization from the net interest income for the quarters ended December 31, 2023 and September 30, 2023, respectively, and the $1.9 million net purchase accounting accretion from the net interest income for the quarter ended December 31, 2022.

Origin Bancorp, Inc.
Non-GAAP Financial Measures
(Unaudited)

	At and For the Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

	(Dollars in thousands, except per share amounts)
Calculation of adjusted net income:
Net interest income after provision for credit losses	$70,254	$70,615	$70,985	$70,950	$80,125

Total noninterest income	$8,196	$18,119	$15,636	$16,384	$13,429
Less: MSR impairment	(1,769)	—	—	—	—
Less: (loss) gain on sales of securities, net	(4,606)	(7,173)	—	144	—
Less: gain on sub-debt repurchase	—	—	471	—	—
Less: positive valuation adjustment on non-marketable equity securities	—	10,096	—	—	—
Adjusted total noninterest income	14,571	15,196	15,165	16,240	13,429

Total noninterest expense	$60,906	$58,663	$58,887	$56,760	$57,254
Less: merger-related expenses	—	—	—	—	1,179
Adjusted total noninterest expense	60,906	58,663	58,887	56,760	56,075

Income tax expense	$4,119	$5,758	$5,974	$6,272	$6,822
Add: income tax expense on adjustment items	1,339	(614)	(99)	(30)	248
Adjusted income tax expense	5,458	5,144	5,875	6,242	7,070

Net income	$13,425	$24,313	$21,760	$24,302	$29,478
Adjusted net income	$18,461	$22,004	$21,388	$24,188	$30,409

Calculation of adjusted PTPP earnings:
Provision for credit losses	$2,735	$3,515	$4,306	$6,197	$4,624

Adjusted net income	$18,461	$22,004	$21,388	$24,188	$30,409
Add: provision for credit losses	2,735	3,515	4,306	6,197	4,624
Add: adjusted income tax expense	5,458	5,144	5,875	6,242	7,070
Adjusted PTPP Earnings	$26,654	$30,663	$31,569	$36,627	$42,103

Origin Bancorp, Inc.
Non-GAAP Financial Measures - Continued
(Unaudited)

	At and For the Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

	(Dollars in thousands, except per share amounts)
Calculation of adjusted dilutive EPS:
Numerator:
Adjusted net income	$18,461	$22,004	$21,388	$24,188	$30,409
Denominator:
Weighted average diluted common shares outstanding	30,995,354	30,943,860	30,872,834	30,882,156	30,867,511

Diluted earnings per share	$0.43	$0.79	$0.70	$0.79	$0.95
Adjusted diluted earnings per share	0.60	0.71	0.69	0.78	0.99

Calculation of adjusted ROAA and adjusted ROAE:
Adjusted net income	$18,461	$22,004	$21,388	$24,188	$30,409
Divided by number of days in the quarter	92	92	91	90	92
Multiplied by number of days in the year	365	365	365	365	365
Annualized adjusted net income	$73,242	$87,298	$85,787	$98,096	$120,644

Divided by total average assets	9,753,847	10,035,564	10,190,356	9,783,602	9,530,543
ROAA (annualized)	0.55%	0.96%	0.86%	1.01%	1.23%
Adjusted ROAA (annualized)	0.75	0.87	0.84	1.00	1.27

Divided by total average stockholders' equity	$1,013,286	$1,012,912	$996,823	$976,044	$913,850
ROAE (annualized)	5.26%	9.52%	8.76%	10.10%	12.80%
Adjusted ROAE (annualized)	7.23	8.62	8.61	10.05	13.20

Calculation of adjusted PTPP ROAA and adjusted PTPP ROAE:
Adjusted PTPP earnings	$26,654	$30,663	$31,569	$36,627	$42,103
Divided by number of days in the quarter	92	92	91	90	92
Multiplied by the number of days in the year	365	365	365	365	365
Adjusted PTPP earnings, annualized	$105,747	$121,652	$126,623	$148,543	$167,039

Divided by total average assets	$9,753,847	$10,035,564	$10,190,356	$9,783,602	$9,530,543
Adjusted PTPP ROAA(annualized)	1.08%	1.21%	1.24%	1.52%	1.75%

Divided by total average stockholders' equity	$1,013,286	$1,012,912	$996,823	$976,044	$913,850
Adjusted PTPP ROAE (annualized)	10.44%	12.01%	12.70%	15.22%	18.28%

Origin Bancorp, Inc.
Non-GAAP Financial Measures - Continued
(Unaudited)

	At and For the Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

	(Dollars in thousands, except per share amounts)
Calculation of tangible common equity to tangible common assets, book value per common share and adjusted tangible book value per common share:
Total assets	$9,722,584	$9,733,303	$10,165,163	$10,358,516	$9,686,067
Less: goodwill	128,679	128,679	128,679	128,679	128,679
Less: other intangible assets, net	45,452	42,460	44,724	47,277	49,829
Tangible assets	9,548,453	9,562,164	9,991,760	10,182,560	9,507,559

Total common stockholders’ equity	$1,062,905	$998,945	$997,859	$992,587	$949,943
Less: goodwill	128,679	128,679	128,679	128,679	128,679
Less: other intangible assets, net	45,452	42,460	44,724	47,277	49,829
Tangible common equity	888,774	827,806	824,456	816,631	771,435
Less: accumulated other comprehensive loss	(121,023)	(172,729)	(152,879)	(138,481)	(159,875)
Adjusted tangible common equity	1,009,797	1,000,535	977,335	955,112	931,310
Divided by common shares outstanding at the end of the period	30,986,109	30,906,716	30,866,205	30,780,853	30,746,600
Book value per common share	$34.30	$32.32	$32.33	$32.25	$30.90
Tangible book value per common share	28.68	26.78	26.71	26.53	25.09
Adjusted tangible book value per common share	32.59	32.37	31.66	31.03	30.29
Tangible common equity to tangible assets	9.31%	8.66%	8.25%	8.02%	8.11%

Calculation of ROATCE and adjusted ROATCE:
Net income	$13,425	$24,313	$21,760	$24,302	$29,478
Divided by number of days in the quarter	92	92	91	90	92
Multiplied by number of days in the year	365	365	365	365	365
Annualized net income	$53,262	$96,459	$87,279	$98,558	$116,951

Adjusted net income	$18,461	$22,004	$21,388	$24,188	$30,409
Divided by number of days in the quarter	92	92	91	90	92
Multiplied by number of days in the year	365	365	365	365	365
Annualized adjusted net income	$73,242	$87,298	$85,787	$98,096	$120,644

Total average common stockholders’ equity	$1,013,286	$1,012,912	$996,823	$976,044	$913,850
Less: average goodwill	128,679	128,679	128,679	128,679	131,302
Less: average other intangible assets, net	46,825	43,901	46,379	48,950	51,495
Average tangible common equity	837,782	840,332	821,765	798,415	731,053

ROATCE	6.36%	11.48%	10.62%	12.34%	16.00%
Adjusted ROATCE	8.74	10.39	10.44	12.29	16.50

Origin Bancorp, Inc.
Non-GAAP Financial Measures- Continued
(Unaudited)

	At and For the Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

	(Dollars in thousands, except per share amounts)
Calculation of adjusted efficiency ratio:
Total noninterest expense	$60,906	$58,663	$58,887	$56,760	$57,254
Less: insurance and mortgage noninterest expense	8,581	8,579	9,156	8,033	8,031
Less: merger-related expenses	—	—	—	—	1,179
Adjusted total noninterest expense	52,325	50,084	49,731	48,727	48,044

Net interest income	$72,989	$74,130	$75,291	$77,147	$84,749
Less: insurance and mortgage net interest income	2,294	2,120	1,574	1,493	1,376
Add: Total noninterest income	8,196	18,119	15,636	16,384	13,429
Less: insurance and mortgage noninterest income	4,727	7,335	7,587	8,792	6,255
Less: positive valuation adjustment on non-marketable equity securities	—	10,096	—	—	—
Less: (loss) gain on sale of securities, net	(4,606)	(7,173)	—	144	—
Less: gain on sub-debt repurchase	—	—	471	—	—
Adjusted total revenue	78,770	79,871	81,295	83,102	90,547
	—
Efficiency ratio	75.02%	63.59%	64.76%	60.69%	58.32%
Adjusted efficiency ratio	66.43	62.71	61.17	58.64	53.06

Origin Bancorp, Inc.
Non-GAAP Financial Measures - Continued
(Unaudited)

	Years Ended December 31,
	2023	2022

	(Dollars in thousands, except per share amounts)
Calculation of adjusted net income:
Net interest income after provision for credit losses	$282,804	$250,587
Add: CECL provision for non-PCD loans	—	14,890
Adjusted net interest income after provision for credit losses	282,804	265,477

Total noninterest income	$58,335	$57,274
Less: MSR write-down	(1,769)	(1,950)
Less: (loss) gain on sales of securities, net	(11,635)	1,664
Less: gain on sub-debt repurchase	471	—
Less: positive valuation adjustment on non-marketable equity securities	10,096	—
Adjusted total noninterest income	61,172	57,560

Total noninterest expense	$235,216	$200,419
Less: merger-related expense	—	6,171
Adjusted total noninterest expense	235,216	194,248

Income tax expense	$22,123	$19,727
Add: income tax expense on adjustment items	5,034	4,483
Adjusted income tax expense	27,157	24,210

Net Income	$83,800	$87,715
Adjusted net income	$81,603	$104,579

Calculation of adjusted PTPP earnings:
Provision for credit losses	$16,753	$24,691
Less: CECL provision for non-PCD loans	—	14,890
Adjusted provision for credit losses	$16,753	$9,801

Adjusted net income	$81,603	$104,579
Add: provision for credit losses	16,753	9,801
Add: adjusted income tax expense	27,157	24,210
Adjusted PTPP earnings	$125,513	$138,590

Calculation of adjusted dilutive EPS:
Numerator:
Adjusted net income	$81,603	$104,579
Denominator:
Weighted average diluted common shares outstanding	30,931,605	26,760,592
Diluted earnings per share	$2.71	$3.28
Adjusted diluted earnings per share	2.64	3.91

Origin Bancorp, Inc.
Non-GAAP Financial Measures - Continued
(Unaudited)

	Years Ended December 31,
	2023	2022

	(Dollars in thousands, except per share amounts)
Calculation of adjusted ROAA and adjusted ROAE:
Adjusted net income	$81,603	$104,579
Divided by total average assets	9,941,020	8,686,231
ROAA	0.84%	1.01%
Adjusted ROAA	0.82	1.20

Divided by total average stockholders' equity	$999,904	$811,483
ROAE	8.38%	10.81%
Adjusted ROAE	8.16	12.89

Calculation of adjusted PTPP ROAA and adjusted PTPP ROAE:
Adjusted PTPP Earnings	$125,513	$138,590
Divided by total average assets	9,941,020	8,686,231
Adjusted PTPP ROAA	1.26%	1.60%

Divided by total average stockholders' equity	$999,904	$811,483
Adjusted PTPP ROAE	12.55%	17.08%

Calculation of ROATCE and adjusted ROATCE:
Net income	$83,800	$87,715
Adjusted net income	81,603	104,579

Total average common stockholders’ equity	$999,904	$811,483
Less: average goodwill	128,679	74,205
Less: average other intangible assets, net	46,501	31,479
Average tangible common equity	824,724	705,799

ROATCE	10.16%	12.43%
Adjusted ROATCE	9.89	14.82

Origin Bancorp, Inc.
Non-GAAP Financial Measures - Continued
(Unaudited)

	Years Ended December 31,
	2023	2022

	(Dollars in thousands, except per share amounts)
Calculation of adjusted efficiency ratio:
Total noninterest expense	$235,216	$200,419
Less: insurance and mortgage noninterest expense	34,349	33,533
Less: merger-related expenses	—	6,171
Adjusted total noninterest expense	200,867	160,715

Net interest income	$299,557	$275,278
Less: insurance and mortgage net interest income	7,481	4,541
Add: total noninterest income	58,335	57,274
Less: insurance and mortgage noninterest income	28,441	29,591
Less: (loss) gain on sales of securities, net	(11,635)	1,664
Less: gain on sub-debt repurchase	471	—
Less: positive valuation adjustment on non-marketable equity securities	10,096	—
Adjusted total revenue	323,038	296,756

Efficiency ratio	65.72%	60.27%
Adjusted efficiency ratio	62.18	54.16